UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 13, 2019

KURA SUSHI USA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39012	26-3808434
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17932 Sky Park Circle, Suite H Irvine, California 92614	92614
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (657) 333-4100

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.001 per share	KRUS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 13, 2019, the Board of Directors (the “Board”) of Kura Sushi USA, Inc. (the “Company”) expanded the size of the Board from four to five directors, and appointed Kim Ellis as a member of the Board to fill the vacant seat. Ms. Ellis will commence her service on the Board effective as of December 1, 2019 (the “Effective Date”) and shall continue to serve in such capacity until the Company’s 2020 annual meeting of stockholders or until her successor has been duly elected and qualified. In connection with her appointment, Ms. Ellis was also appointed to serve as a member of the Board’s Compensation Committee and Audit Committee commencing as of the Effective Date. The Board also intends to appoint her to the soon-to-be formed Strategy and Development Committee, commencing as of the Effective Date.

There are no arrangements or understandings between Ms. Ellis and any other person pursuant to which Ms. Ellis was selected as a director of the Company, and there is no family relationship between Ms. Ellis and any of the Company’s other directors or executive officers. There are also no related party transactions between either of Ms. Ellis and the Company that are required to be reported pursuant to Item 404(a) of Regulation S-K.

Ms. Ellis will be entitled to compensation and benefits as a director, which include an annual retainer of $80,000, comprised of $40,000 payable in cash and $40,000 payable in the form of Company stock options for shares of the Company’s Class A common stock, granted under the Company’s 2018 Stock Incentive Plan (the “Stock Incentive Plan”), which options will vest in equal quarterly installments over the one-year period following the grant date. Ms. Ellis will also receive an additional $20,000 annual cash retainer for serving as Chair of the Board’s Strategy and Development Committee, which committee will be formed by the Board prior to the Effective Date. At the commencement of Ms. Ellis’ service as a director, she will also be granted stock options under the Stock Incentive Plan to purchase 5,000 shares of Class A common stock under the Stock Incentive Plan, which options shall vest in equal quarterly installments over the four-year period following the grant date. In connection with her appointment, Ms. Ellis and the Company will enter into the Company’s standard indemnification agreement as of the Effective Date, the form of which was previously filed as an exhibit to the Company’s Registration Statement on Form S-1 (File No. 333-232551).

Item 8.01	Other Events.

On November 19, 2019, the Company issued a press release announcing the appointment of Ms. Ellis to the Board. A copy of the press release is being filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated in this Item 8.01 by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release dated November 19, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KURA SUSHI USA, INC.

Date: November 19, 2019	By:	/s/ Hajime Uba
Name: Hajime Uba
Title: Chairman, President and CEO